Exhibit 99.1

Attention: Nicolas Matossian, Chairman
Dairy Fresh Technologies Ltd
413 Churchill Avenue N.
Ottawa, Ontario, K1Z 5C7

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      Re: Proposed Exchange of Shares of Northwest Horizon Inc. ("NWHI"), a
      Nevada corporation for one hundred percent (100%) of the outstanding shares of Dairy Fresh Technologies Ltd ("DFTL"), a federally chartered Canadian corporation.
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Dear Mr. Matossian:

         This letter will confirm the recent discussions we have had with you and your representatives relative to the proposed exchange of shares of the common stock of NWHI for all of the issued and outstanding stock of DFTL. The objective of our discussions has been the execution and consummation, as soon as feasible, of a formal agreement between NWHI and DFTL (the "Agreement"), which among other things, would provide for the various matters set forth below:

         1. Just prior to the Closing of this transaction, NWHI will have no more than 2,400,000 shares of common stock issued and outstanding on a fully diluted basis ("Float").

         2. NWHI will acquire all of the issued and outstanding stock of DFTL from the shareholders of DFTL in exchange for 9,250,000 restricted shares of common stock of NWHI (the "NWHI Shares"), which will be delivered upon the closing of this transaction (the "Closing Date"). This exchange is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and the NWHI Shares to be received by DFTL shareholders are intended to be received on a tax-free basis. The NWHI Shares issued to DFTL will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and an appropriate legend will be placed on the certificates representing such shares.

         3. The parties will use their best efforts to sign a definitive agreement for this transaction on or before February 15, 2005, and to close this transaction on or before February 28, 2005.

         4. At the Closing, the present NWHI directors shall deliver seriatim to DFTL their respective letters of resignation in favor of DFTL, along with minutes of the NWHI Board of Directors accepting such resignations and appointing to the NWHI Board those persons designated by DFTL to be directors of NWHI until confirmation by the next annual meeting. At the closing, the present NWHI officers and employees will have resigned from the company and have provided a complete and full discharge to NWHI and DFTL.

         5. (a) Prior to Closing, DFTL will provide NWHI and NWHI will provide DFTL with the following financial statements:

         i. Audited balance sheets as of the end of each of the two most recent fiscal years or such shorter period as DFTL (including its predecessors) has been in existence;

         ii. Audited statements of income and cash flow for each of the three fiscal years preceding the date of the audited balance sheet referred to in (a)1 above or such shorter period as DFTL (including its predecessors) has been in existence;

         iii.         An interim balance sheet as of December 31, 2004; and

         iv. For the interim period between the date of the audited balance sheet referred to in (a)1 above and December 31, 2004, and for the corresponding period of the preceding fiscal year, statements of income and cash flows.

         (b) The audited financial statements referred to in (a)1 and (a)2 above shall be audited by a independent accountants or independent chartered accountants. The interim financial statements referred to in (a)3 and (a)4 above may be unaudited.

         (c) DFTL will also  provide a letter from its  auditors  referred to in
(b) above in which the auditors state that they will be able to complete its review of DFTL's interim financial statements for filing, as required by the Securities and Exchange Commission, within 75 days after the Closing.

         6.  Upon  closing  of  the  transaction,   NWHI  will  issue  1,500,000
restricted shares to Finkelstein Capital Inc. and or its nominees as a finders fee for the transaction with DFTL.

         7. Upon the closing on or before February 28, 2005, Finkelstein Capital Inc. will raise on a best efforts basis, $250,000 USD in a private placement at $0.50 per share with a warrant at $0.75 and will arrange for follow on financing of $750,000 USD priced at $1.00 per share with a purchase warrant at $1.50, whereas such terms may be change to better reflect market conditions and, whereas such follow on financing shall close before the end of February 2005. Warrants under the terms of this agreement will be exercisable for a period of 24 months from date of issue.

         8. The common stock of NWHI are not currently listed for trading and upon closing NWHI will apply for approval for its common stock to be quoted on the OTC/Bulletin Board.

         9. On the Closing, NWHI will have no assets and no liabilities contingent or otherwise.

         10. DFTL shall retain the current transfer agent of NWHI for a period of at least two years unless otherwise decided by the Board of Directors.

         11. NWHI will change its name to Dairy Fresh Farms Inc. as at closing. DFTL will agree that there will be no reverse splits of NWHI's common stock for two calendar years following the date of Closing, without the written consent of Finkelstein Capital Inc.

         12. DFTL and NWHI will take all necessary steps to call a meeting of their directors as soon as possible to approve the terms of this Letter of Intent, and once approved by their boards, DFTL will take all necessary steps to obtain the required shareholder approval.

         13. This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14. Each party will pay its legal expenses incurred in connection with this transaction whether or not the transaction is consummated, except the parties shall share in the cost of the preparation of the definitive Agreement and Plan of Reorganization, preparation and mailing of the Proxy Statement to NWHI's shareholders. This cost is estimated to be approximately $10,000 to $20,000 USD but shall not exceed $25,000 USD.

         15. This Letter of Intent may be immediately terminated by written notice by either party under the following conditions: (a) NWHI or DFTL has made any material misrepresentations in public disclosure documents or documents provided by NWHI or DFTL, as part of the due diligence process, (b) either party is unable to meet all regulatory agency requirements, including but not limited to, the Securities and Exchange Commission, and the NASD, (c) failure of either party to make available in a timely manner, documents needed to complete the due diligence process.

         16. Upon execution of this Letter of Intent and until the definitive Merger and Plan of Reorganization is signed, or February 28, 2005, whichever comes first, neither NWHI or DFTL shall not directly or indirectly solicit or entertain offers from, or negotiate with any other person or entity relating to a transaction similar to the transaction contemplated in this Letter of Intent. In the event that the definitive agreement has not been entered into by February 28, 2005, and the parties have not agreed in writing to extend that date in writing, either party shall have the right to terminate this Letter of Intent by written notice to the other party.

         17. This Letter of Intent shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without regard to principles of conflicts of law.

         18. It is understood that the terms set forth in this Letter may not constitute all of the major terms which will be included in the Agreement and Plan of Reorganization, that the terms set forth herein are subject to further discussion and negotiation, and that this Letter is an expression of intent only and is not to create or result in any legally binding obligation upon the parties hereto.

         If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this Letter.

NORTHWEST HORIZON INC.                       DAIRY FRESH TECHNOLOGIES INC.



By:                                          By:
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    Francis Mailhot, CEO                         Nicolas Matossian, Chairman


Date: Feb 2, 2005                            Date: Feb 2, 2005